Exhibit T3A-19

Entity# : 6652934
Date Filed : 01/12/2018
Robert Torres
Acting Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE
BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS

☐ **Return document by mail to:**

Joseph Moen
Name
92 Palmer Street,
Address

Arlington	MA	02474
City	State	Zip Code

☐ **Return document by email to:** ____________

Certificate of Organization Domestic Limited Liability Company

DSCB:15-8821(rev. 2/2017)

8821

Read all instructions prior to completing. This form may be submitted online at https://www.corporations.pa.gov/.

Fee: $125.00 ☐ I qualify for a veteran/reservist-owned small business fee exemption (see instructions)

In compliance with the requirements of 15 Pa.C.S. § 8821 (relating to certificate of organization), the undersigned desiring to organize a limited liability company, hereby certifies that:

1. **The name of the limited liability company (designator is required, i.e., "company", "limited" or "limited liability company" or abbreviation):**
   CCPA Industrial Hemp LLC

2. ***Complete part (a) or (b) – not both:***

   (a) The address of the limited liability company's initial registered office in this Commonwealth is:
   (post office box alone is not acceptable)

7 Marion Street	Tunkhannock	PA	18657	Wyoming
Number and Street	**City**	**State**	**Zip**	**County**

   (b) name of its commercial registered office provider and the county of venue is:

   c/o: ____________

   Name of Commercial Registered Office Provider **County**

3. **The name of each organizer is (all organizers must sign on page 2):**

Name	**Address**
Columbia Care LLC	**70 Industrial Avenue East , Suite B , Lowell , Out Of State , MA , United States , 01852**

4. **Effective date of Statement of Registration (check, and if appropriate complete, one of the following):**

   ☒ **The Certification of organization shall be effective upon filing in the Dept of State.**

   ☐ **The Certification of organization shall be effective on:** ____________ **at** ____________

   Date(MM/DD/YYYY) **Hour (if any)**

PENN File: January 12, 2018

5. Restricted professional 147 companies Page only. 23:51 02Apr25 7-Part-011-925286 Check the box ifthe limited liability company is organized to render a restricted professional service and check the type of restricted professional service(s) . D The company is a restricted professional company organized to render the following restricted professional service(s): D Chiropractic Onentistry 0Law D Medicine and surgery Doptometry D Osteopathic medicine and surgery D Podiatric medicine D Public accounting D P sychology D Veterinary medicine 6. Benefit companies only. Check the box immediately below if the limited liability company is organized as a benefit company: D This limited liability company shall have the purpose of creating general public benefit Optional specific public benefit purpose. Check the box immediately below if the benefit company is organized to have one or more specific public benefits and supply the specific public benefit(s). See instructions for examples of specific public benefit. D This limited liability company shall have the purpose of creating the enumerated specific public benefit(s): 7. For additional provisions of the cer1ificate, if any, attach an 8Yz x 11 sheet. IN TESTIMONY WHE REOF, the organizer(s) has (have) signed this Certificate of Organization this_il day of Januarv , 2018. Columbia Care LLC David Har1 Signature